UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2011

WEST COAST BANCORP

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-10997

(SEC File Number)

93-0810577

(IRS Employer Identification No.)

5335 Meadows Road, Suite 201 Lake Oswego, Oregon (Address of principal executive offices)	97035 (Zip Code)

Registrant's telephone number, including area code:

(503) 684-0884

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 25, 2011, Simon Glick submitted his resignation as a director of West Coast Bancorp (the "Company"), effective immediately.

(d) Shmuel (Sam) D. Levinson was appointed to serve as a director of the Company to replace Mr. Glick, effective upon receipt of Mr. Glick's resignation on January 25, 2011.  The appointment was made pursuant to an agreement entered into between the Company and GF Financial, LLC, in connection with the Company's October 2009 private placement transactions, pursuant to which GF Financial obtained the right to nominate one person to serve on the Company's board of directors, subject to receipt of regulatory approvals and compliance with internal governance requirements of the Company and West Coast Bank, for which Mr. Levinson will also serve as a director.  All conditions to Mr. Levinson's appointment have been satisfied.

Mr. Levinson will be compensated for his services as a director consistent with the Company's compensation policies for nonemployee directors generally.  A discussion of the Company's director compensation arrangements is included under the heading "Board of Directors" in the Company's definitive proxy statement for its annual meeting of shareholders held April 27, 2010, filed with the Securities and Exchange Commission on March 16, 2010, and incorporated by reference.

Mr. Levinson is expected to serve on the Loan, Investment & Asset/Liability Committee of the board of directors.  There are no relationships or transactions involving Mr. Levinson that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST COAST BANCORP
Dated: January 31, 2011	By:	/s/ David C. Bouc
David C. Bouc Executive Vice President and Secretary